UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): March 23, 2006

                            INFORMEDIX HOLDINGS, INC.
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             (Exact name of registrant as specified in its charter)

            Nevada                      000-50221                 88-0462762
 (State or other jurisdiction          (Commission              (IRS Employer
       of incorporation)               File Number)          Identification No.)

  Georgetowne Park, 5880 Hubbard Drive, Rockville, Maryland       20852-4821
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     (Address of principal executive offices)                     (Zip Code)

Registrant's telephone number, including area code:  (301) 984-1566

                                 Not Applicable
  ---------------------------------------------------------------------------
         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

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ITEM  1.01.  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

      Item 1.01. Entry into a Material Definitive Agreement.

      On March 23, 2006, the Registrant announced a change in its executive management team. In connection with such change, the Registrant's current Chief Financial Officer ("CFO"), Arthur T. Healey resigned, and Larry D. Grant was engaged as the new CFO. A summary of the material terms of the definitive agreement entered into by the Registrant is provided below. The definitive agreement is filed as an exhibit to this Report.

Employment Agreement with Larry D. Grant

      On March 17, 2006, the Registrant entered into an interim part-time executive services agreement with Tatum, LLC, pursuant to which Larry D. Grant, a partner of Tatum, LLC ("Tatum"), was engaged as CFO of the Registrant (the "Grant Employment Agreement"). The full text of the Grant Employment Agreement is filed as Exhibit 10.1 to this Current Report and is incorporated herein by this reference. The following discussion provides a summary of the material terms of the Grant Employment Agreement which discussion is qualified in its entirety by reference to the entire text of the Grant Employment Agreement.

      The Grant Employment Agreement provides that Mr. Grant shall work two days per work week (or 40% of full time equivalency) for an initial salary of $10,800 per month ("Salary"), so long as the Registrant utilizes Mr. Grant for at least three consecutive months (the "Minimum Period"). The Grant Employment Agreement is terminable by either party on 30 days' prior written notice, or immediately for Cause (as defined). In the event that the Registrant elects to terminate the Agreement prior to the Minimum Period, then the Registrant will be obligated to retroactively adjust the Salary to $12,000 per month, and shall immediately pay Mr. Grant the "make-up" differential for the relevant short-period for which services were provided. In addition, the Registrant will pay Tatum a fee of $2,700 per month ("Fees") as partial compensation for resources provided so long as the Registrant utilizes Mr. Grant for the Minimum Period. In the event the Registrant elects to terminate the Agreement prior to the Minimum Period, then the Registrant will be obligated to retroactively adjust the Fees to $3,000 per month, and shall immediately pay Tatum the "make-up" differential for the relevant short-period for which services were provided. The Registrant has no obligation to provide Mr. Grant with any health or medical benefits, stock, or bonus payments under the Agreement.

      The Registrant will have the opportunity to make Mr. Grant a permanent member of the Registrant's management at any time during the term of the Agreement by entering into another agreement with Mr. Grant, which shall include the following general terms: (i) the Registrant will pay Tatum a 25% cash fee at the date of such new agreement; (ii) the Registrant will pay Tatum $1,000 per month as an additional resource fee so long as Mr. Grant is permanently employed; and (iii) Mr. Grant will allocate to Tatum on a derivative basis, 15% of any proceeds arriving from any equity instruments issued by the Registrant to Mr. Grant as part of his permanent compensation agreement.

      The Grant Employment Agreement also contains a provision which prohibits the Registrant from employing Mr. Grant or hiring him as an independent contractor within a 12 month period of the termination of the Agreement.

ITEM 5.02. DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

ITEM 5.02(B) RESIGNATION OF PRINCIPAL EXECUTIVE OFFICER

Resignation of Arthur Healey as Chief Financial Officer

      Effective March 23, 2006, Mr. Healey ceased serving as CFO of the Registrant although he retained responsibility as CFO to complete the Registrant's Form 10-KSB for the year ended December 31, 2005. Mr. Healey had served as the Registrant's CFO since February 1, 2002 and as a consultant since December 2001. On February 22, 2006, the Company entered into a severance agreement with Mr. Healey. The Company agreed to pay Mr. Healey four months' severance pay, plus accrued vacation time. All of Mr. Healey's 450,000 outstanding stock became 100% vested and exercisable for three years from the date of termination. Mr. Healey agreed not to compete with the Company or solicit employees for 12 months ending March 17, 2007. A copy of the Termination Agreement is attached to this Current Report as Exhibit 10.2 and incorporated herein by reference.

ITEM 5.02(C) APPOINTMENT OF PRINCIPAL EXECUTIVE OFFICER

Appointment of Larry D. Grant as Chief Financial Officer

      On March 23, 2006, the Registrant announced the appointment of Mr. Grant as its CFO, which appointment was memorialized by the execution of the Grant Employment Agreement. The information provided under Item 1.01 above under the section captioned "Employment Agreement of Larry D. Grant" provides a summary of the material terms of the Grant Employment Agreement and is incorporated into this Item by this reference. A copy of the Registrant's press release announcing Mr. Grant's appointment is attached to this Current Report as Exhibit 99.1 and incorporated herein by reference.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

10.1  Interim Part-Time Executive Services Agreement, dated as of March 17, 2006

10.2 Agreement dated February 22, 2006, between the Registrant and Arthur T. Healey.

99.1  Press Release of InforMedix Holdings, Inc., dated as of March 23, 2006.

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                   INFORMEDIX HOLDINGS, INC.

       Date: March 28, 2006                        By: /s/ Bruce A. Kehr
                                                       -------------------------
                                                       Bruce A. Kehr
                                                       Chief Executive Officer